Second Supplemental Indenture

SECOND SUPPLEMENTAL INDENTURE, dated as of February 3, 2012 (this “Second Supplemental Indenture”), among SRA International, Inc., a Virginia corporation (the “Successor Company”) formerly known as Systems Research and Applications Corporation, a Virginia corporation, as successor to SRA International, Inc., a Delaware corporation (the “Predecessor Company”), the Guarantors signatory to this Second Supplemental Indenture (the “Guarantors”), and Wilmington Trust, National Association, as Trustee under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Predecessor Company and the Trustee are parties to an Indenture, dated as of July 20, 2011 (as amended, further supplemented, waived or otherwise modified from time to time, including the First Supplemental Indenture Agreement, the “Indenture”), providing for, among other things, the issuance of an unlimited aggregate principal amount of 11.00% Senior Notes due 2019 (the “Notes”);

WHEREAS, the Predecessor Company has merged with and into the Successor Company (the “Merger”), with the Successor Company continuing its existence and being renamed with the Predecessor Company’s name;

WHEREAS, Article V of the Indenture provides that the Predecessor Company shall be permitted to merge with or into any Person, provided that upon any such merger such resulting, surviving, or transferee Person shall expressly assume all the obligations of the Predecessor Company under the Notes and the Indenture by executing and delivering to the Trustee a supplemental indenture or one or more other documents or instruments and that thereupon the Predecessor Company shall automatically be released and discharged from its obligations under the Indenture and the Notes;

WHEREAS, Section 9.01 of the Indenture provides that, without the consent of the Holders of any Notes, the parties hereto may amend or supplement the Indenture, to provide for the assumption by a Successor Company of the obligations of the Predecessor Company under the Indenture or to add a Guarantor under the Indenture;

WHEREAS, each Guarantor desires to enter into such Second Supplemental Indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Guarantor is dependent on the financial performance and condition of the Successor Company, the obligations hereunder of which such Guarantor has guaranteed, and on such Guarantor’s access to working capital through the Successor Company’s access to borrowings under the Senior Credit Facilities; and

WHEREAS, the Successor Company desires to enter into this Second Supplemental Indenture for good and valuable consideration;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Successor Company, the Guarantors and the Trustee mutually covenant and agree, for the benefit of the Holders of the Notes, as follows:

1.         Defined Terms. As used in this Second Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

2.         Assumption of Obligations. In accordance with Article V and Section 9.01 of the Indenture, the Successor Company hereby expressly assumes and agrees to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by the Predecessor Company under the Indenture, the Notes and the Registration Rights Agreement. The Successor Company hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Notes and agrees that it shall be the Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Predecessor Company under the Indenture and the Notes.

3.         Reaffirmation of Agreement to Guarantee. Each Guarantor hereby consents to the execution and delivery of this Second Supplemental Indenture and confirms, reaffirms and restates its obligations under each of the Indenture, Notes and the Registration Rights Agreement to which it is a party.

4.         Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE SUCCESSOR COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE.

5.         Counterparts. The parties hereto may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed signature page to this Second Supplemental Indenture by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Second Supplemental Indenture.

6.         Effect of Headings. The Section headings herein have been inserted for convenience of reference only, are not considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7.         The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guarantor or the Successor Company, as the case may be.

8.         Successors. All agreements of the Guarantors in this Second Supplemental Indenture shall bind their respective successors, except as otherwise provided in Sections 5.01(c)(i), 5.01(d), 5.02 and 10.06 of the Indenture or elsewhere in this Second Supplemental Indenture. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

9.         Parties. Nothing in this Second Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of each Guarantor’s Guarantee or any provision contained herein or in Article X of the Indenture.

10.         Ratification of Indenture; Second Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the par ties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

SRA INTERNATIONAL, INC., as Successor Company

By:	/s/ Richard J. Nadeau
Name: Richard J. Nadeau
Title: Chief Financial Officer and Treasurer

[Signature Page to Second Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee

By:	/s/ Joseph P. O’Donnell
Name: Joseph P O’Donnell
Title: Vice President

[Signature Page to Second Supplemental Indenture]

TOUCHSTONE CONSULTING GROUP, INC.

By:	/s/ Richard J. Nadeau
Name: Richard J. Nadeau
Title: Chief Financial Officer and Treasurer

RABA TECHNOLOGIES, LLC

By:	/s/ Richard J. Nadeau
Name: Richard J. Nadeau
Title: Chief Financial Officer and Treasurer

CONSTELLA GROUP, LLC

By:	/s/ Richard J. Nadeau
Name: Richard J. Nadeau
Title: Chief Financial Officer and Treasurer

INTERFACE AND CONTROL SYSTEMS, INC.

By:	/s/ Richard J. Nadeau
Name: Richard J. Nadeau
Title: Chief Financial Officer and Treasurer

PERRIN QUARLES ASSOCIATES, INC.

By:	/s/ Richard J. Nadeau
Name: Richard J. Nadeau
Title: Chief Financial Officer and Treasurer

CMA GOVERNMENT SOLUTIONS, INC.

By:	/s/ Richard J. Nadeau
Name: Richard J. Nadeau
Title: Chief Financial Officer and Treasurer

[Signature Page to Second Supplemental Indenture]

PLATINUM SOLUTIONS, INC.

By:	/s/ Richard J. Nadeau
Name: Richard J. Nadeau
Title: Chief Financial Officer and Treasurer

SENTECH HOLDINGS, INC.

By:	/s/ Richard J. Nadeau
Name: Richard J. Nadeau
Title: Chief Financial Officer and Treasurer

SENTECH, INC.

By:	/s/ Richard J. Nadeau
Name: Richard J. Nadeau
Title: Chief Financial Officer and Treasurer

[Signature Page to Second Supplemental Indenture]